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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR (g)
OF THE SECURITIES EXCHANGE ACT OF 1934

Simon Property Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	04-6268599
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
National City Center 115 West Washington Street, Suite 15 East Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8 3/4% Series F Cumulative Redeemable Preferred Stock, par value $.0001 per share	New York Stock Exchange
7.89% Series G Cumulative Step-Up Premium Rate Preferred Stock, par value $.0001 per share	New York Stock Exchange

    If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  /x/

    If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  / /

    Securities Act registration statement file number to which this form relates: 333-60526 (if applicable).

Securities to be registered pursuant to section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Securities to be Registered.

    Descriptions of the Registrant's 8 3/4% Series F Cumulative Redeemable Preferred Stock and 7.89% Series G Cumulative Step-Up Premium Rate Preferred Stock, to be registered hereunder are set forth under the heading "Description of Simon Preferred Stock to be issued in the Merger" contained in the Information Statement-Prospectus included in the Registration Statement on Form S-4 (File No. 333-60526), as filed with the Securities and Exchange Commission (the "Commission") which description is incorporated herein by reference.

Item 2.  Exhibits.

    Pursuant to the Instructions as to Exhibits, the following exhibits are being filed herewith:

  (1)
  Information Statement-Prospectus of Simon Property Group, Inc. (incorporated herein by reference to the Registration Statement on Form S-4 (File No. 333-60526)).

  (2)
  Restated Certificate of Incorporation of Simon Property Group, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by Simon Property Group, Inc. and SRC Realty Consultants, Inc. on October 9, 1998).

  (3)
  Restated By-Laws of Simon Property Group, Inc. (incorporated by reference to Exhibit 3.2 to the Form 8-K filed by Simon Property Group, Inc. and SRC Realty Consultants, Inc. on October 9, 1998).

  (4)
  Certificate of the Powers, Designations, Preferences and Rights of the 8-3/4% Series F Cumulative Redeemable Preferred Stock, $.0001 Par Value, of Simon Property Group, Inc. (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (File No. 333-60526)).

  (5)
  Certificate of the Powers, Designation, Preferences and Rights of the 7.89% Series G Cumulative Step-Up Premium Rate Preferred Stock, $.0001 Par Value, of Simon Property Group, Inc. (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-4 (File No. 333-60526)).

  (6)
  Form of the Series F Preferred Stock Certificate (incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-4 (File No. 333-60526)).

  (7)
  Form of the Series G Preferred Stock Certificate (incorporated herein by reference to Exhibit 4.4 to the Registration Statement on Form S-4 (File No. 333-60526)).

SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

SIMON PROPERTY GROUP, INC.
By:	/s/ STEPHEN E. STERRETT Stephen E. Sterrett Executive Vice President and Chief Financial Officer

Dated: May 17, 2001

EXHIBIT INDEX

Exhibit No.	Description
(1)	Information Statement-Prospectus of Simon Property Group, Inc. dated May 24, 2001, (incorporated herein by reference to the Registration Statement on Form S-4 (File No. 333-60526)).
(2)
Restated Certificate of Incorporation of Simon Property Group, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by Simon Property Group, Inc. and SRC Realty Consultants, Inc. on October 9, 1998).
(3)	Restated By-Laws of Simon Property Group, Inc. (incorporated by reference to Exhibit 3.2 to the Form 8-K filed by Simon Property Group, Inc. and SRC Realty Consultants, Inc. on October 9, 1998).
(4)
Certificate of the Powers, Designations, Preferences and Rights of the 8-3/4% Series F Cumulative Redeemable Preferred Stock, $.0001 Par Value, of Simon Property Group, Inc. (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (File No. 333-60526)).
(5)
Certificate of the Powers, Designation, Preferences and Rights of the 7.89% Series G Cumulative Step-Up Premium Rate Preferred Stock, $.0001 Par Value, of Simon Property Group, Inc. (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-4 (File No. 333-60526)).
(6)	Form of the Series F Preferred Stock Certificate (incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-4 (File No. 333-60526)).
(7)	Form of the Series G Preferred Stock Certificate (incorporated herein by reference to Exhibit 4.4 to the Registration Statement on Form S-4 (File No. 333-60526)).

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE
EXHIBIT INDEX